================================================================================

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                   FORM 8-K/A


                 CURRENT REPORT PURSUANT TO SECTION 13 OR 15(D)
                     OF THE SECURITIES EXCHANGE ACT OF 1934

      DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): SEPTEMBER 17, 1999

                         COMMISSION FILE NUMBER 0-24216


                                IMAX CORPORATION
             (Exact name of registrant as specified in its charter)


           CANADA                                               98-0140269
(State or other jurisdiction of                              (I.R.S. Employer
 incorporation or organization)                           Identification Number)


2525 SPEAKMAN DRIVE, MISSISSAUGA, ONTARIO, CANADA                     L5K 1B1
       (Address of principal executive offices)                    (Postal Code)


        REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE (905) 403-6500

                                      N/A
          Former Name or Former Address (If Changed Since Last Report)
================================================================================

ITEM 7.    FINANCIAL STATEMENTS AND PRO FORMA FINANCIAL STATEMENTS

DIGITAL PROJECTION INTERNATIONAL
PLC

CONSOLIDATED REPORT AND FINANCIAL STATEMENTS

31 DECEMBER 1998



DELOITTE & TOUCHE
PO BOX 500
201 DEANSGATE
MANCHESTER
M60 2AT

                                            DIGITAL PROJECTION INTERNATIONAL PLC



CONTENTS                                                                   PAGE

OFFICERS AND PROFESSIONAL ADVISERS                                            4

DIRECTORS' REPORT                                                             5

STATEMENT OF DIRECTORS' RESPONSIBILITIES                                      7

AUDITORS' REPORT                                                              8

CONSOLIDATED PROFIT AND LOSS ACCOUNT                                          9

RECONCILIATION OF MOVEMENTS IN SHAREHOLDERS' FUNDS                           10

CONSOLIDATED BALANCE SHEET                                                   11

COMPANY BALANCE SHEET                                                        12

CONSOLIDATED CASH FLOW STATEMENT                                             13

NOTES TO THE ACCOUNTS                                                        14

                                            DIGITAL PROJECTION INTERNATIONAL PLC



OFFICERS AND PROFESSIONAL ADVISERS

DIRECTORS

J M Blackburn
B R Critchley
T J Cronin
D Green
M N Levi
D J Quinn
R Raworth * (Chairman)
C J Tennant *
* Non executive

SECRETARY

Mrs J M Humphreys

REGISTERED OFFICE

Greenside Way
Middleton
Manchester
M24 1XX

BANKERS

Lloyds Bank plc
PO Box 349
53 King Street
Manchester
M60 2LE

The British Linen Bank Limited
Ship Canal House
98 King Street
Manchester
M2 4WU

SOLICITORS

Garrett & Co.
Bank House
9 Charlotte Street
Manchester
M1 4EU

AUDITORS

Deloitte & Touche
Chartered Accountants
201 Deansgate
Manchester
M60 2AT

                                            DIGITAL PROJECTION INTERNATIONAL PLC


DIRECTORS' REPORT

The directors present their annual report and the audited financial statements for the year ended 31 December 1998.

ACTIVITIES

The principal activity of the group is the research, design, manufacture and sale of electronic projectors.

REVIEW OF DEVELOPMENTS AND FUTURE PROSPECTS

Digital Projection International produces and sells high brightness, large screen electronic projectors. These projectors utilise the Digital Micromirror Device produced by Texas Instruments, Dallas, USA. The company's headquarters are in Middleton, Manchester where products are developed and manufactured. Digital Projection Incorporated based in Atlanta, Georgia provides full sales and marketing, product service and support to the North American market.

The results for the second year following the management buyout from the Rank Group shows turnover more than double the previous year. The results further reflect the investment and expenses incurred in establishing and developing the company's worldwide operations.

During the year the company expended its product range through the launch of an XGA resolution range of projectors. Digital Projection's products continue to be widely acclaimed with a number of awards being received including two prestigious "Emmy" awards. The company will continue to expand and develop its products capitalising on its reputation for product innovation and performance.

DIVIDENDS AND TRANSFERS TO RESERVES

Details of the result for the year can be found on page 9. A dividend of (pound)872,700 (1998 - (pound)582,000) has accrued to the preference shareholders at 31 December 1998 and this has been charged in these accounts. The Directors do not recommend a final dividend on the `A' ordinary or ordinary shares.

FIXED ASSETS

Details of movements in fixed assets are set out on page 18.

SHARE CAPITAL

During the year the company issued 110,000 "A" ordinary shares to investors for a total consideration of (pound)82,500. In addition 2,417,500 "B" preference shares were issued for a consideration of (pound)2,417,500.

YEAR 2000

Digital Projection's business systems and products are planned to be Year 2000 compliant. To this end, the board reviews the status on compliance at each board meeting.

The following information is provided to indicate the importance Digital Projection place on these potential issues but it is provided without any warranty express or implied as to the effectiveness of our own or our business partners' actions to mitigate Year 2000 issues.

All our business computer systems have been tested and either have been or are in the process of being upgraded to products stated to be Year 2000 compliant. Certain non-compliant hardware is in the process of being replaced. None of our products embody real time clocks and therefore there is no impact from the date issues.

We are in continuing dialogue with all our suppliers on their status for compliance. All key sub-systems suppliers are at an advanced stage of their compliance programmes.

We have taken all reasonable and prudent steps to ensure our systems and our suppliers systems are compliant and continue to act on new information as it becomes available. The costs involved in this exercise are not considered to be significant.

                                            DIGITAL PROJECTION INTERNATIONAL PLC


DIRECTORS' REPORT

RESEARCH AND DEVELOPMENT

The group has devoted substantial resources to research and development during the period. This, together with contracts with outside parties, will enable the company to maintain its leading position in technology and design.

SUPPLIER CREDIT

Through its subsidiaries the company's policy is to follow the CBI Code of Practice regarding the prompt payment of suppliers. In particular, for all trade creditors it is the company's policy to:
o Agree the terms of payment at the start of business with the supplier.
o Ensure suppliers are aware of the terms of trade.
o Pay in accordance with its contractual and other legal obligations.
As the company itself does not trade the number of creditors days is nil.

DIRECTORS AND THEIR INTERESTS

The current directors of the Company together with their beneficial interest in the share capital of the Company are set out below:

                                                       1998            1997
                                                   ORDINARY SHARES OF 3P EACH

J M Blackburn                                         333,900         333,900
B R Critchley                                       1,780,000       1,780,800
T J Cronin                                            185,500         111,300
D Green                                               333,900         333,900
M N Levi                                              333,900         333,900
R Raworth                  (non-executive)            333,900         333,900
C J Tennant                (non-executive)                  -               -
D J Quinn                                             333,900         333,900

Mr. R Raworth has, in addition to the above shareholding, a beneficial interest in 18,000 "A" Ordinary Shares and in 436,500 `A' Preference Shares which were held at 31 December 1997 and at the end of the financial year.
Mr. C J Tennant has a beneficial interest in 863 "A" Ordinary Shares and in 1,714 `A' Preference shares which were held at 31 December 1997 and at the end of the financial year.

Under the Articles of Association none of the directors are required to retire by rotation.
No director had any interest in a contract to which the Company or a subsidiary undertaking was a party during the accounting period.

AUDITORS

A resolution for the reappointment of Deloitte & Touche as auditors of the company is to be proposed at the forthcoming Annual General Meeting.

Approved by the Board of Directors
and signed on behalf of the Board


Date:  November 11, 1999
------------------------------------------
By:      / S / T J Cronin
         ---------------------------------
              T J Cronin
              Director

                                            DIGITAL PROJECTION INTERNATIONAL PLC


STATEMENT OF DIRECTORS' RESPONSIBILITIES


Company law requires the directors to prepare financial statements for each financial year which give a true and fair view of the state of affairs of the group and company as at the end of the financial year and of the profit or loss of the group for that year. In preparing those financial statements, the directors are required to:

|X| select suitable accounting policies and then apply them consistently;

|X| make judgements and estimates that are reasonable and prudent;

|X| state whether applicable accounting standards have been followed;

|X| prepare the financial statements on the going concern basis unless it is inappropriate to presume that the group and company will continue in business.

The directors are responsible for keeping proper accounting records which disclose with reasonable accuracy at any time the financial position of the group and company and to enable them to ensure that the financial statements comply with the Companies Act. They are also responsible for safeguarding the assets of the group and company and hence for taking reasonable steps for the prevention and detection of fraud and other irregularities.

                                            DIGITAL PROJECTION INTERNATIONAL PLC



    AUDITORS' REPORT TO THE MEMBERS

    We have audited the financial statements on pages 9 to 26 which have been prepared under the accounting policies set out on pages 14 and 15.

    RESPECTIVE RESPONSIBILITIES OF DIRECTORS AND AUDITORS

    As described on page 7 the company's directors are responsible for the preparation of financial statements. It is our responsibility to form an independent opinion, based on our audit, on those statements and to report our opinion to you.

    BASIS OF OPINION

    We conducted our audit in accordance with Auditing Standards issued by the Auditing Practices Board. An audit includes examination, on a test basis, of evidence relevant to the amounts and disclosures in the financial statements. It also includes an assessment of the significant estimates and judgements made by the directors in the preparation of the financial statements, and of whether the accounting policies are appropriate to the company's circumstances, consistently applied and adequately disclosed.

    We planned and performed our audit so as to obtain all the information and explanations which we considered necessary in order to provide us with sufficient evidence to give reasonable assurance that the financial statements are free from material misstatement, whether caused by fraud or other irregularity or error. In forming our opinion we also evaluated the overall adequacy of the presentation of information in the financial statements.

    OPINION

    In our opinion the financial statements:

    - give a true and fair view of the state of affairs of the group and company as at 31 December 1998 and of the loss of the group for the year then ended and have been properly prepared in accordance with the Companies Act 1985;

    - present fairly, in all material respects, the consolidated financial position of the Group as at 31 December 1998 and 31 December 1997 and the results of their operations, total recognised gains and their cash flows for the years ended 31 December 1997 and 31 December 1998 in conformity with accounting principles generally accepted in the United Kingdom. The principles differ in certain respects from accounting principles generally accepted in the United States. The effect of the differences in determination of net income, shareholders' equity and cash flows is shown in note 23 to the financial statements.

    DELOITTE & TOUCHE
    Chartered Accountants and Registered Auditors
    12 August 1999
    (15 November 1999 for Notes 23 and 24)

                                            DIGITAL PROJECTION INTERNATIONAL PLC


                                                                     NOTE                        YEAR      58 WEEKS
                                                                                             ENDED 31      ENDED 31
                                                                                             DECEMBER      DECEMBER
                                                                                                 1998          1997
                                                                                              (pound)       (pound)

TURNOVER                                                                  2                  19,486,258     8,371,615
                                                                                             ----------    ----------

OPERATING LOSS                                                          2,4                  (3,801,275)   (3,468,724)
                                                                                             ----------    ----------

Interest receivable and similar income                                                           43,584        45,275
Interest payable and similar charges                                      5                    (743,107)     (248,466)
                                                                                             ----------    ----------

                                                                                               (699,523)     (203,191)
                                                                                             ----------    ----------
LOSS ON ORDINARY
 ACTIVITIES BEFORE TAXATION                                                                  (4,500,798)   (3,671,915)

Tax on loss on ordinary activities                                        6                           -             -
                                                                                             ----------    ----------

LOSS ON ORDINARY ACTIVITIES AFTER
 TAXATION FOR THE FINANCIAL PERIOD                                                           (4,500,798)   (3,671,915)
Preference dividends on non equity shares                                 7                    (872,700)     (582,000)
                                                                                             ----------    ----------

LOSS ATTRIBUTABLE TO ORDINARY
 SHAREHOLDERS                                                                                (5,373,498)   (4,253,915)
Ordinary dividends on equity shares                                       7                           -             -
                                                                                             ----------    ----------

TRANSFERRED FROM RESERVES                                                17                  (5,373,498)   (4,253,915)
                                                                                             ==========    ==========

The above results all relate to continuing operations.
Other than the result for the year there were no other recognised gains or losses.

                                            DIGITAL PROJECTION INTERNATIONAL PLC

                                                                                                YEAR      58 WEEKS
                                                                                            ENDED 31      ENDED 31
                                                                                            DECEMBER      DECEMBER
                                                                                                1998          1997
                                                                                             (pound)       (pound)

Loss for the financial year attributable to the members                                      (4,500,798)  (3,671,915)
Share capital issued                                                                          2,500,000   10,137,358
Goodwill written off                                                                                  -   (5,779,429)
                                                                                             ----------   ----------

Net (reduction)/increase in shareholders' funds                                              (2,000,798)     686,014

Shareholders' funds brought forward                                                             686,014            -
                                                                                             ----------   ----------

Shareholders' funds carried forward                                                          (1,314,784)     686,014
                                                                                             ==========   ==========

                                            DIGITAL PROJECTION INTERNATIONAL PLC



CONSOLIDATED BALANCE SHEET
31 DECEMBER 1998

                                                       NOTE                          1998                        1997
                                                                    (pound)        (pound)       (pound)       (pound)

FIXED ASSETS
Tangible assets                                           9                     2,522,947                   2,413,174

CURRENT ASSETS
Stocks                                                   11       5,094,175                   3,043,238
Debtors                                                  12       4,606,705                   2,983,128
Cash at bank and in hand                                          1,696,412                     644,511
                                                                 ----------                   ---------

                                                                 11,397,292                   6,670,877

CREDITORS: AMOUNTS FALLING DUE
  WITHIN ONE YEAR                                        13      (7,235,023)                 (3,398,037)
                                                                 ----------                   ---------

NET CURRENT ASSETS                                                              4,162,269                   3,272,840
                                                                              -----------                 -----------

TOTAL ASSETS LESS CURRENT
 LIABILITIES                                                                    6,685,216                   5,686,014

CREDITORS: AMOUNTS FALLING DUE
  AFTER MORE THAN ONE YEAR
Loans                                                    14                    (8,000,000)                 (5,000,000)

PROVISIONS FOR LIABILITIES
 AND CHARGES                                             15                             -                           -
                                                                              -----------                 -----------
                                                                               (1,314,784)                    686,014
                                                                              ===========                 ===========

CAPITAL AND RESERVES
Called up share capital    - equity                      16                       162,300                     151,300
                           - non-equity                  16                        12,118                       9,700
Share premium account                                    17                    12,462,940                   9,976,358
Other reserve                                            17                     1,454,700                     582,000
Profit and loss account                                  17                   (15,406,842)                (10,033,344)
                                                                              -----------                 -----------
                                                                               (1,314,784)                    686,014
                                                                              ===========                 ===========
Equity shareholders' funds                                                    (14,958,484)                 (9,595,986)
Non-equity shareholders' funds                                                 13,643,700                  10,282,000
                                                                              -----------                 -----------
                                                                               (1,314,784)                    686,014
                                                                              ===========                 ===========


These financial statements were approved by the board of Directors on 12 August 1999
Signed on behalf of the Board of Directors

By:   / S /  T J Cronin
      ---------------------------------------
             T J Cronin
             Director

                                            DIGITAL PROJECTION INTERNATIONAL PLC



COMPANY BALANCE SHEET
31 DECEMBER 1998

                                                       NOTE                         1998                         1997
                                                                     (pound)      (pound)        (pound)       (pound)

FIXED ASSETS
Investments                                              10                           100                         100

CURRENT ASSETS
Debtors                                                  12       9,859,179                  13,983,619

CREDITORS: AMOUNTS FALLING DUE
  WITHIN ONE YEAR                                        13      (2,799,913)                    (29,533)
                                                                 ----------                  ----------

NET CURRENT ASSETS                                                              7,059,266                  13,954,086
                                                                              -----------                 -----------

TOTAL ASSETS LESS CURRENT
 LIABILITIES                                                                    7,059,366                  13,954,186

CREDITORS: AMOUNTS FALLING DUE
  AFTER MORE THAN ONE YEAR                               14                    (8,000,000)                 (5,000,000)

PROVISIONS FOR LIABILITIES
 AND CHARGES                                             15                             -                           -
                                                                              -----------                 -----------
                                                                                 (940,634)                  8,954,186
                                                                              ===========                 ===========

CAPITAL AND RESERVES
Called up share capital    - equity                      16                       162,300                     151,300
                           - non-equity                  16                        12,118                       9,700
Share premium account                                    17                    12,462,940                   9,976,358
Other reserve                                            17                     1,454,700                     582,000
Profit and loss account                                  17                   (15,032,692)                 (1,765,172)
                                                                              -----------                 -----------
                                                                                 (940,634)                  8,954,186
                                                                              ===========                 ===========

Equity shareholders' funds                                                    (14,584,334)                 (1,327,814)
Non-equity shareholders' funds                                                 13,643,700                  10,282,000
                                                                              -----------                 -----------
                                                                                 (940,634)                  8,954,186
                                                                              ===========                 ===========




These financial statements were approved by the Board of Directors on 12 August 1999
Signed on behalf of the Board of Directors

By:   / S /  T J Cronin
      ---------------------------------------
             T J Cronin
             Director

                                            DIGITAL PROJECTION INTERNATIONAL PLC



COMPANY BALANCE SHEET
31 DECEMBER 1998

                                                                   YEAR ENDED               58 WEEKS ENDED
                                                                31 DECEMBER 1998           31 DECEMBER 1997
                                                       NOTE          (pound)       (pound)     (pound)         (pound)

NET CASH OUTFLOW FROM OPERATING ACTIVITIES                 19                  (5,743,330)                 (6,525,501)

RETURNS ON INVESTMENTS AND
SERVICING OF FINANCE
Interest received                                                    43,584                      45,275
Interest paid                                                      (514,007)                   (248,466)
                                                                 ----------                  ----------

Net cash outflow from returns on
investments and servicing of finance                                             (470,423)                   (203,191)

CAPITAL EXPENDITURE AND
 FINANCIAL INVESTMENT
Purchase of tangible fixed assets                                  (757,219)                 (1,533,620)
Disposal of tangible fixed assets                                         -                      13,190
                                                                 ----------                  ----------

Net cash outflow for capital expenditure
 and financial investment                                                        (757,219)                 (1,520,430)

ACQUISITIONS AND DISPOSALS
Purchase of business                                                      -                  (6,244,367)
Net cash acquired with subsidiaries                                       -                         299
                                                                 ----------                  ----------

Net cash outflow for acquisitions
 and disposals                                                                          -                  (6,244,068)

FINANCING
Issue of ordinary share capital                                      82,500                     450,000
Issue of preference share capital                                 2,417,500                   9,700,000
New medium term bank loans                                        3,000,000                   5,000,000
Expenses paid in connection with shares
  issued                                                                  -                     (12,642)
                                                                 ----------                  ----------

Net cash inflow from financing                                                  5,500,000                  15,137,358
                                                                              -----------                 -----------

(DECREASE)/INCREASE IN CASH                                20                  (1,470,972)                    644,168
                                                                              ===========                 ===========


                                                                                   1998                        1997
                                                                                (pound)                     (pound)
RECONCILIATION OF NET CASH FLOW TO MOVEMENT IN NET DEBT
Decrease in cash                                                               (1,470,972)                    644,168
Cash inflow from change in debt                                                (3,000,000)                 (5,000,000)
                                                                              -----------                 -----------

Change in net debt                                                             (4,470,972)                 (4,355,832)

Net debt at 31 December 1997                                                   (4,355,832)                          -
                                                                              -----------                 -----------

Net debt at 31 December 1998                                                   (8,826,804)                 (4,355,832)
                                                                              ===========                 ===========


                                            DIGITAL PROJECTION INTERNATIONAL PLC




NOTES TO THE ACCOUNTS
YEAR ENDED 31 DECEMBER 1998


1.     ACCOUNTING POLICIES

       The financial statements are prepared in accordance with applicable accounting standards. The particular accounting policies adopted are described below.

       ACCOUNTING CONVENTION

       The financial statements are prepared under the historical cost convention.

       CONSOLIDATION AND RESULTS

       For all subsidiary undertakings the accounts include the results of those companies controlled throughout the period or to the date of disposal or from the date of acquisition as appropriate.

       ACQUISITIONS

       In accordance with FRS6 and 7, on the acquisition of a business, fair values are attributed to the assets and liabilities of the acquired business. Any excess of purchase consideration over the fair value of the assets acquired is purchased goodwill. Prior to the issue of FRS10 goodwill was permitted to be written off directly to reserves. As a matter of accounting policy this is the treatment adopted by the company on its acquisitions prior to 1 January 1998.

       TANGIBLE FIXED ASSETS

       Depreciation is provided on cost in equal annual instalments over the estimated useful lives of the assets. The rates of depreciation are as follows:

       Short-term leasehold improvements     Over the term of the lease
       Plant and machinery                   15% per annum
       Motor vehicles                        25% per annum
       Experimental and test equipment       20% per annum
       Fixtures, fittings, tools and         Between 7.5% and 33.3% per annum
         computer equipment

       INVESTMENTS

       Investments held as fixed assets are stated at cost less provision for any permanent diminution in value. Those held as current assets are stated at the lower of cost and net realisable value.

       STOCKS

       Stocks and work-in-progress are stated at the lower of cost and net realisable value. Net realisable value is based on estimated selling price less all further costs to completion and all relevant marketing, selling and distribution costs.

       DEFERRED TAXATION

       Deferred taxation is provided on timing differences, arising from the different treatment of items for accounts and taxation purposes, which are expected to reverse in the future, calculated at rates at which it is estimated that tax will arise.

       LEASES

       Operating lease rentals are charged to income in equal annual amounts over the lease term.

                                            DIGITAL PROJECTION INTERNATIONAL PLC




NOTES TO THE ACCOUNTS
YEAR ENDED 31 DECEMBER 1998



1.     ACCOUNTING POLICIES (CONTINUED)

       RESEARCH AND DEVELOPMENT

       Expenditure is charged to the profit and loss account in the year it is incurred.

       PENSION COSTS

       The expected cost of providing pensions, as calculated periodically by professionally qualified actuaries, is charged to the profit and loss account so as to spread the cost over the service lives of employees in the scheme in such a way that the pension cost is a substantially level percentage of current and expected future pensionable payroll.

       FOREIGN CURRENCIES

       Assets and liabilities in foreign currencies are translated into sterling at the rates of exchange ruling at the year end or related forward contract rates. Trading results are translated at the average exchange rates for the year.

       Profits and losses arising in the normal course of trading and realised exchange differences arising on the conversion or repayment of foreign currency borrowings are dealt with in the profit and loss account. Unrealised exchange differences arising on the translation of overseas net assets are taken direct to reserves.

2.     TURNOVER AND OPERATING LOSS

       Turnover represents amounts derived from the provision of goods and services which fall within the Group's ordinary activities after deduction of trade discounts and value added tax. The turnover and pre-tax profit, is attributable to one activity. A geographical analysis of the turnover and profit has not been provided due to commercial sensitivity.

       The operating loss is arrived at as follows:

                                                        YEAR            58 WEEKS
                                                    ENDED 31            ENDED 31
                                                    DECEMBER            DECEMBER
                                                        1998                1997
                                                      (pound)             (pound)

       Cost of sales                              12,562,450           4,787,305
                                                  ----------           ---------

       Gross profit                                6,923,808           3,584,310
                                                  ----------           ---------

       Distribution costs                          2,312,731           2,624,180
       Administrative expenses                     8,412,352           4,428,854

                                            DIGITAL PROJECTION INTERNATIONAL PLC




NOTES TO THE ACCOUNTS
YEAR ENDED 31 DECEMBER 1998



3.    INFORMATION REGARDING DIRECTORS AND EMPLOYEES

                                                       YEAR      58 WEEKS
                                                   ENDED 31      ENDED 31
                                                   DECEMBER      DECEMBER
                                                       1998          1997
                                                     (pound)       (pound)
       DIRECTORS' EMOLUMENTS
           Salaries                                 434,174       421,448
           Benefits in kind                          51,404        34,100
                                                    -------       -------
                                                    485,578       455,548
                                                    =======       =======



       Four of the directors were members of the group's defined benefit scheme. The company contributes to a defined contribution scheme in respect of two of the directors. Total contributions were (pound)10,236.

       The remuneration of the highest paid director was(pound)126,048 (1997 -(pound)114,198). The highest paid director was not a member of the defined benefit scheme.



                                                                         YEAR      58 WEEKS
                                                                     ENDED 31      ENDED 31
                                                                     DECEMBER      DECEMBER
                                                                         1998          1997
                                                                           NO            NO

       AVERAGE NUMBER OF PERSONS EMPLOYED
           Production                                                       33           27
           Sales and distribution                                           31           14
           Administration                                                   13            7
                                                                     ---------    ---------
                                                                            77           48
                                                                     =========    =========


                                                                        (pound)      (pound)
       STAFF COSTS DURING THE YEAR (INCLUDING DIRECTORS)
           Wages and salaries                                        2,485,399    1,642,516
           Social security costs                                       232,061      124,190
           Pension costs                                               143,643      115,879
                                                                     ---------    ---------
                                                                     2,861,103    1,882,585
                                                                     =========    =========

                                            DIGITAL PROJECTION INTERNATIONAL PLC




NOTES TO THE ACCOUNTS
YEAR ENDED 31 DECEMBER 1998




4.   OPERATING LOSS

                                                                                           YEAR     58 WEEKS
                                                                                       ENDED 31     ENDED 31
                                                                                       DECEMBER     DECEMBER
                                                                                           1998         1997
                                                                                         (POUND)      (POUND)

       Operating loss is after charging:

       Management buyout and financing costs                                                  -      795,000
       Depreciation and amortisation
           Owned assets                                                                 647,446      468,357
       Rentals under operating leases
           Hire of plant and machinery                                                   28,404        8,185
           Other operating leases                                                       196,277       52,419

       Auditors' remuneration       - audit                                              13,000       12,500
                                    - non audit                                          15,000        7,259
                                                                                        =======      =======



5.       INTEREST PAYABLE AND SIMILAR CHARGES


                                                                                           YEAR     58 WEEKS
                                                                                       ENDED 31     ENDED 31
                                                                                       DECEMBER     DECEMBER
                                                                                           1998         1997
                                                                                         (POUND)      (POUND)

       Bank loans, overdrafts and other loans repayable within five years               743,107      248,466
                                                                                        =======      =======

6.       TAX ON LOSS ON ORDINARY ACTIVITIES

       There is no tax charge in the current year due to losses within the Group.

7.       DIVIDENDS

                                                                                           YEAR     58 WEEKS
                                                                                       ENDED 31     ENDED 31
                                                                                       DECEMBER     DECEMBER
                                                                                           1998         1997
                                                                                         (POUND)      (POUND)

       Dividend on `A' and `B' preference shares at 8 pence per share                   872,700      582,000
                                                                                        =======      =======

       No dividend has been paid or is proposed to be paid to the holders of the `A' ordinary or ordinary shares.

8.     PARENT COMPANY'S PROFIT AND LOSS ACCOUNT

       The company has taken advantage of the exemption contained in section 230 of the Companies Act 1985 in not disclosing the profit and loss account of the parent company. The parent company's loss for the financial year was (pound)12,394,820 (1997 - (pound)1,183,172).

                                            DIGITAL PROJECTION INTERNATIONAL PLC




NOTES TO THE ACCOUNTS
YEAR ENDED 31 DECEMBER 1998


9.     TANGIBLE FIXED ASSETS

       The Group has tangible fixed assets as detailed below:

                                                                                           MOTOR
                                                                                       VEHICLES,
                                SHORT-TERM                            DEVELOP-         FIXTURES,
                                 LEASEHOLD                                MENT         FITTINGS,
       GROUP                      IMPROVE-         PLANT AND          AND TEST         TOOLS AND
                                     MENTS         MACHINERY         EQUIPMENT         EQUIPMENT             TOTAL
                                    (POUND)           (POUND)           (POUND)           (POUND)           (POUND)

Cost
At 1 January 1998                  372,553           698,379         1,569,001           238,554         2,878,487
Additions                           20,230           320,857           107,604           308,528           757,219
                                   -------         ---------         ---------           -------         ---------
At 31 December 1998                392,783         1,019,236         1,676,605           547,082         3,635,706
                                   -------         ---------         ---------           -------         ---------
Accumulated depreciation
At 1 January 1998                   57,048            79,596           298,284            30,385           465,313
Charge for the year                 77,688           145,020           325,119            99,619           647,446
                                   -------         ---------         ---------           -------         ---------
At 31 December 1998                134,736           224,616           623,403           130,004         1,112,759
                                   -------         ---------         ---------           -------         ---------
Net book value
At 31 December 1998                258,047           794,620         1,053,202           417,078         2,522,947
                                   =======           =======         =========           =======         =========
At 31 December 1997                315,505           618,783         1,270,717           208,169         2,413,174
                                   =======           =======         =========           =======         =========



       The company has no tangible fixed assets.

10.    INVESTMENTS HELD AS FIXED ASSETS

                                                      SHARES IN
                                                   SUBSIDIARIES
                                                         (POUND)

       Cost and net book value
       Additions                                            100
                                                            ---

       At 31 December 1998                                  100
                                                            ===


       INTERESTS IN SUBSIDIARIES
       The investment represents 100% of the issued ordinary share capital of Digital Projection Limited, a company registered in England and Wales. The principal activity of Digital Projection Limited is the design, manufacture and sale of electronic projectors.

       The company also owns, through Digital Projection Limited, 100% of the issued ordinary share capital of Digital Projection Inc., a company registered in the United States of America whose principal activity is the sale of electronic projectors.

                                            DIGITAL PROJECTION INTERNATIONAL PLC




NOTES TO THE ACCOUNTS
YEAR ENDED 31 DECEMBER 1998



11.    STOCKS

                                                        GROUP             GROUP
                                                         1998              1997
                                                       (POUND)           (POUND)

     Raw materials and consumables                  3,232,431         1,992,455
     Finished goods and goods for resale            1,861,744         1,050,783
                                                    ---------         ---------
                                                    5,094,175         3,043,238
                                                    =========         =========


       There is no stock in the company.

12.    DEBTORS

                                                                      GROUP                         COMPANY
                                                            1998              1997             1998               1997
                                                          (POUND)           (POUND)          (POUND)            (POUND)

       Trade debtors                                   4,085,967         2,371,676              --                --
       Amounts owed by subsidiary undertakings              --                --           9,859,179        13,983,544
       Other debtors                                     321,259           520,653              --                  75
       Prepayments and accrued income                    199,479            90,799              --                --
                                                      ----------        ----------        ----------        ----------
                                                       4,606,705         2,983,128         9,859,179        13,983,619
                                                      ==========        ==========        ==========        ==========

13.    CREDITORS: AMOUNTS FALLING DUE WITHIN ONE YEAR


                                                                   GROUP                                 COMPANY
                                                           1998               1997               1998               1997
                                                         (POUND)            (POUND)            (POUND)            (POUND)

       Bank overdraft                                 2,523,216                343          2,523,216                343
       Trade creditors                                3,734,383          2,475,026               --                4,400
       Other creditors including taxation
        and social security                             476,860            663,091             21,604             24,790
       Accruals and deferred income                     500,564            259,577            255,093               --
                                                      ---------          ---------          ---------

                                                      7,235,023          3,398,037          2,799,913             29,533
                                                      =========          =========          =========          =========


                                            DIGITAL PROJECTION INTERNATIONAL PLC




NOTES TO THE ACCOUNTS
YEAR ENDED 31 DECEMBER 1998


14.  LOANS AND OVERDRAFTS

                                                      GROUP AND     GROUP AND
                                                       COMPANY       COMPANY
                                                          1998          1997
                                                        (POUND)       (POUND)

       Due within one year                           2,523,216           343
       Due after more than one year                  8,000,000     5,000,000
                                                    ----------     ---------
                                                    10,523,216     5,000,343
                                                    ==========     =========


       The above secured obligations are the subject of a fixed and floating charge over the company's assets.

       The overdraft and loans are repayable as follows:


       Within one year                           2,523,216          343
       Between one and two years                         -            -
       Between two and five years                8,000,000    5,000,000
       After five years                                  -            -
                                                ----------    ---------
                                                10,523,216    5,000,343
                                                ==========    =========

15.    PROVISIONS FOR LIABILITIES AND CHARGES

       DEFERRED TAXATION

       There is no deferred taxation to be provided in the group or company. The amounts of unprovided deferred taxation are as follows:

                                                                        GROUP       COMPANY
                                                                          NOT           NOT
                                                                     PROVIDED      PROVIDED
                                                                         1998          1998
                                                                       (POUND)       (POUND)

       Capital allowances in advance of depreciation                   81,232             -
       Other timing differences                                    (2,292,307)     (343,400)
                                                                   ----------      --------
                                                                   (2,211,075)     (343,400)
                                                                   ==========      ========

                                            DIGITAL PROJECTION INTERNATIONAL PLC




NOTES TO THE ACCOUNTS
YEAR ENDED 31 DECEMBER 1998



16.  CALLED UP SHARE CAPITAL

                                                                                     1998              1997
                                                                                   (POUND)           (POUND)
       Authorised
           8,000,000       ordinary shares of 3 pence each                        240,000           240,000
           1,000,000       `A' ordinary shares of 10 pence each                   100,000           100,000
          50,000,000       `A' preference shares of 0.1 pence each                 50,000            50,000
           2,500,000       `B' preference shares of 0.1 pence each                  2,500                 -
                                                                                  -------         ---------
                                                                                  392,500           390,000
                                                                                  =======         =========

       Called up, allotted and fully paid
           3,710,000       ordinary shares of 3 pence each                        111,300           111,300
             510,000       `A' ordinary shares of 10 pence each                    51,000            40,000
           9,700,000       `A' preference shares of 0.1 pence each                  9,700             9,700
           2,417,500       `B' preference shares of 0.1 pence each                  2,418                 -
                                                                                  -------         ---------
                                                                                  174,418           161,000
                                                                                  =======         =========

       Movements in share capital during the year were:


                                                                                      `A'               `B'
                                                                                 ORDINARY        PREFERENCE
                                                                                       NO                NO

       Allotment on funding by directors/investors                                110,000         2,417,500
                                                                                  =======         =========

                                                                                   (POUND)           (POUND)

       The consideration for the shares issued was as follows                      82,500         2,417,500
                                                                                  =======         =========


       The respective rights of the shares are as follows:

       `A' preference shares

       - to receive a fixed cumulative preferential net cash dividend of 8 pence per annum on each share.

       - on a winding up of the company to receive (pound)1 per share together with a sum equal to any arrears on accruals of the preference dividend.

       - provided all `B' preference shares have been redeemed, 15% of `A' preference shares will be redeemed at the paid up amount on 31 December 2003 with the balance on 31 December 2004, although earlier redemption is provided for in the Articles.

       - to vote only on those matters affecting the rights of the `A' preference shareholders.

                                            DIGITAL PROJECTION INTERNATIONAL PLC




NOTES TO THE ACCOUNTS
YEAR ENDED 31 DECEMBER 1998



16.  CALLED UP SHARE CAPITAL (CONTINUED)

        `B' preference shares

        - to receive a fixed cumulative preferential net cash dividend of 8 pence per annum on each share.

        - on a winding up of the company to receive(pound)1 per share together with a sum equal to any arrears on accruals of the preference dividend.

        - to vote only on those matters affecting the rights of the `B' preference shareholders.

        - to be redeemed at the paid up amount on 31 December 2003 although provisions are made in the company's Articles to redeem earlier if permitted.

        `A' ordinary shares and ordinary shares

        - to receive, after payment of the `A' preference dividend, a cumulative preferential net cash dividend based on the relationship between 20% of net profit and the preference dividend.

        - after distribution to the `A' preference shareholders, the remaining capital is distributed to the holders of the `A' and ordinary shares in the proportion that the two classes are entitled to vote at general meetings.

        -   the shares are not redeemable

        - the `A' ordinary shareholders have one vote per share, the ordinary shareholders having 1/18.55 of the vote per share.

17.      RESERVES


       GROUP                                           SHARE                                 PROFIT
                                                     PREMIUM              OTHER            AND LOSS
                                                     ACCOUNT            RESERVE             ACCOUNT              TOTAL
                                                      (POUND)            (POUND)             (POUND)            (POUND)

     Brought forward at 1 January 1998             9,976,358            582,000         (10,033,344)            525,014
     Premium on shares issued in the year          2,486,582               --                  --             2,486,582
     Retained loss for the year                         --                 --            (5,373,498)         (5,373,498)
     Dividend on non equity shares                      --              872,700                --               872,700
                                                 -----------        -----------         -----------         -----------
                                                  12,462,940          1,454,700         (15,406,842)         (1,489,202)
                                                 ===========        ===========         ===========         ===========

                                                                                                                 (POUND)
     Total reserves can be split as follows:

         Available for distribution                                                                         (10,205,355)
         Not available for distribution                                                                       8,716,153
                                                                                                            -----------
                                                                                                             (1,489,202)
                                                                                                            ===========

                                            DIGITAL PROJECTION INTERNATIONAL PLC




NOTES TO THE ACCOUNTS
YEAR ENDED 31 DECEMBER 1998


17.  RESERVES (CONTINUED)

       COMPANY                                                     SHARE                        PROFIT
                                                                 PREMIUM          OTHER       AND LOSS
                                                                 ACCOUNT        RESERVE        ACCOUNT           TOTAL
                                                                  (POUND)        (POUND)        (POUND)         (POUND)

       Brought forward at 1 January 1998                       9,976,358        582,000     (1,765,172)      8,793,186
       Premium on shares issued in period                      2,486,582              -              -       2,486,582
       Retained loss for the period                                    -              -    (13,267,520)    (13,267,520)
       Dividends on non equity shares                                  -        872,700              -         872,700
                                                              ----------      ---------    -----------      ----------
                                                              12,462,940      1,454,700    (15,032,692)     (1,115,052)
                                                              ==========      =========    ===========      ==========


18.      FINANCIAL COMMITMENTS


                                                               1998         1997
                                                             (POUND)      (POUND)
       CAPITAL COMMITMENTS
       Contracted for but not provided                       12,728       13,800
                                                            =======      =======

       Authorised but not yet contracted for                122,872      316,635
                                                            =======      =======

       OPERATING LEASE COMMITMENTS

                                                           LAND AND
                                                          BUILDINGS        OTHER
                                                             (POUND)      (POUND)
       Leases which expire:
           Within one year                                        -       68,631
           Within 2 to 5 years                               75,817       84,718
           After 5 years                                          -            -
                                                            -------      -------
                                                             75,817      153,349
                                                            =======      =======


19.  RECONCILIATION OF OPERATING LOSS TO NET CASH FLOW FROM OPERATING ACTIVITIES


                                                                           YEAR              58 WEEKS
                                                                       ENDED 31              ENDED 31
                                                                       DECEMBER              DECEMBER
                                                                           1998                  1997
                                                                         (POUND)               (POUND)

     Operating loss                                                  (3,801,275)           (3,468,724)
     Depreciation                                                       647,446               468,357
     Increase in stock                                               (2,050,937)           (3,043,238)
     Increase in debtors                                             (1,623,577)           (2,869,478)
     Increase in creditors                                            1,085,013             2,387,582
                                                                     ----------            ----------

     Net cash outflow from continuing operating activities           (5,743,330)           (6,525,501)
                                                                     ==========            ==========

                                            DIGITAL PROJECTION INTERNATIONAL PLC

NOTES TO THE ACCOUNTS
YEAR ENDED 31 DECEMBER 1998


20.    ANALYSIS OF NET DEBT

                                                         1998           1997
                                                       (POUND)        (POUND)

       Cash at bank and in hand                      1,696,412        644,511
       Bank overdrafts                              (2,523,216)          (343)
                                                    ----------     ----------

                                                      (826,804)       644,168
       Loans                                        (8,000,000)    (5,000,000)
                                                    ----------     ----------
                                                    (8,826,804)    (4,355,832)
                                                    ==========     ==========

21.    RELATED PARTY TRANSACTIONS

       The company has taken advantage of the exemption contained in FRS8 "Related Party Disclosure", in not disclosing transactions with its wholly owned subsidiaries.

       There were no other related party transactions.

22.    PENSIONS

       The Group operates a funded defined benefit scheme. The assets of the scheme are held in a separate trustee administered fund.

       The scheme is subject to a triennial valuation by independent actuaries, the last valuation having been performed at 5 April 1999 using the projected unit method. The following actuarial assumptions were applied:

       Investment returns             5.71%

       Salary growth                  5.34%

       Pension increases              2.84%

       At 5 April 1999 the market value of the assets of UK scheme was (pound)957,018 and was sufficient to cover 87% of the benefits which had accrued to members. The employers contributions rate over the average remaining service lives of the members takes account of the deficit.

       The total pension cost in the year was (pound)143,643.

23. SUMMARY OF DIFFERENCES BETWEEN UK AND US GENERALLY ACCEPTED ACCOUNTING PRINCIPLES

       The group's consolidated financial statements are prepared in accordance with generally accepted accounting principles in the United Kingdom (UK
       GAAP), which differs in certain respects from generally accepted accounting principles in the United States (US GAAP). Differences which have a significant effect on the consolidated net income and shareholders' equity of the group are set out below. While this is not a comprehensive summary of all differences between UK and US GAAP, other differences would not have a significant effect on the consolidated net income or shareholders' equity of the group.

(A)      PENSIONS

         Under UK and US GAAP, pension costs are determined on a systematic basis over the length of service of employees. US GAAP is more prescriptive in the application of the actuarial method, actuarial assumptions to be applied in the calculation of pension costs and the allocation of costs to accounting periods.

                                            DIGITAL PROJECTION INTERNATIONAL PLC
NOTES TO THE ACCOUNTS
YEAR ENDED 31 DECEMBER 1998


23. SUMMARY OF DIFFERENCES BETWEEN UK AND US GENERALLY ACCEPTED ACCOUNTING PRINCIPLES (CONTINUED)

        (B)       GOODWILL

                  Under UK GAAP, goodwill arising on acquisitions after 1 January 1998 will be treated in accordance with Financial Reporting Standard 10 and capitalised and amortised as it would be in accordance with US GAAP. Prior to that date goodwill was and remains written off against retained earnings in the consolidated balance sheet in the year of acquisition. Under US GAAP, goodwill is capitalised on the balance sheet and amortised by charges against income over its estimated useful life, not to exceed 40 years. For US GAAP, goodwill has been amortised over 20 years.

       (C)        SOFTWARE DEVELOPMENT COSTS

                  Under UK GAAP costs incurred in the development of computer software are written off as incurred. Under US GAAP, costs incurred internally in creating a computer software product to be sold, leased or otherwise are expensed as incurred until technological feasibility is established. After that, all software production costs are capitalised. Amortisation of these costs is based on current and future revenue. Capitalisation ceases when the product is available for general release to customers.

       (D)        EFFECT ON NET INCOME OF DIFFERENCES BETWEEN UK AND US GAAP

                  For the year/period ending 31 December

                                                                                  NOTE          1998            1997
                                                                                         (POUND)'000     (POUND)'000

                  Net loss in accordance with UK GAAP                                           (4,501)       (3,672)
                  US GAAP adjustments -
                     Pension costs                                                 23(a)           (15)          (21)
                     Amortisation of goodwill                                      23(b)          (289)         (289)
                     Software development costs                                    23(c)           131             -
                                                                                                ------        ------

                  Net loss in accordance with US GAAP                                           (4,674)       (3,982)
                                                                                                ======        ======

        (E) CUMULATIVE EFFECT ON SHAREHOLDER'S EQUITY OF DIFFERENCES BETWEEN UK AND US GAAP

                  At 31 December

                                                                                  NOTE          1998            1997
                                                                                         (POUND)'000     (POUND)'000

                  Shareholders' equity in accordance with UK GAAP                              (14,958)       (9,596)
                  UK GAAP adjustments -
                     Pensions                                                      23(a)           (36)          (21)
                     Goodwill                                                      23(b)         5,201         5,490
                     Software development costs                                    23(c)           131             -
                                                                                                ------        ------

                  Shareholders' equity in accordance with US GAAP                               (9,662)       (4,127)
                                                                                                ======        ======

                                            DIGITAL PROJECTION INTERNATIONAL PLC
NOTES TO THE ACCOUNTS
YEAR ENDED 31 DECEMBER 1998



23. SUMMARY OF DIFFERENCES BETWEEN UK AND US GENERALLY ACCEPTED ACCOUNTING PRINCIPLES (CONTINUED)


        (F)       CLASSIFICATION DIFFERENCES BETWEEN UK AND US GAAP

                  Dividends on preferred shares

                  Under UK GAAP, dividends on preferred shares of (pound)1.45m are included as an `other reserve' as the group does not have the ability to pay the dividend in the next accounting period. Under US GAAP these dividends would be included in accruals.

                  Preferred shares

                  Under UK GAAP preference shares are included as part of total shareholders' funds. Under US GAAP these shares are disclosed between liabilities and shareholders' equity.

       (G)        CASH FLOWS

                  Under UK GAAP the group complies with Financial Reporting Standard No.1 (FRS1), the objective and principles of which are similar to those set out in Statement of Financial Accounting Standard No.95 (SFAS95). The principal difference between the two standards is in respect of classification.

                  Set out below, for illustrative purposes, is a summary consolidated statement of cash flows under US GAAP.

                                                                                                  1998                1997
                                                                                           (POUND)'000         (POUND)'000

                  Net cash provided by operating activities                                     (6,066)            (6,729)
                  Net cash used in investing activities                                           (905)            (7,764)
                  Net cash provided in financing activities                                      5,500             15,137
                                                                                                ------             ------
                  Net (decrease)/increase in cash and cash equivalents                          (1,471)               644
                  Cash and cash equivalent at start of year                                        644                  -
                                                                                                ------             ------
                  Cash and cash equivalents at end of year                                        (827)               644
                                                                                                ======             ======

24.    POST BALANCE SHEET EVENT

       On 3 September 1999, Imax Corporation, a company incorporated in Canada, acquired the whole of the issued share capital of Digital Projection International plc.

                                IMAX CORPORATION

UNAUDITED PRO FORMA CONSOLIDATED STATEMENTS OF OPERATIONS


On September 3, 1999, Imax Corporation (the "Company") acquired all of the outstanding common and preferred shares of Digital Projection International ("DPI") in a transaction accounted for under the purchase method.

The following unaudited pro forma consolidated statements of operations combine the historical results of the Company and DPI for the year ended December 31, 1998 and the six months ended June 30, 1999, adjusted to give effect to the transaction in both cases as if the acquisition had occurred on January 1, 1998.

The unaudited pro forma consolidated statements of operations are presented for informational purposes only. They do not purport to be indicative of the financial results that actually would have resulted had the transaction occurred on January 1, 1998, nor the results that may result from future operations. The unaudited pro forma consolidated statements of operations should be read in conjunction with the historical financial statements and notes thereto of DPI included elsewhere in the 8-K/A of the Company, the Company's form 10-K for the year ended December 31, 1998, and the Company's forms 10-Q for the quarters ended March 31, 1999, June 30, 1999 and September 30, 1999.

                                IMAX CORPORATION

                 PRO FORMA CONSOLIDATED STATEMENTS OF OPERATIONS
    IN ACCORDANCE WITH UNITED STATES GENERALLY ACCEPTED ACCOUNTING PRINCIPLES
                     FOR THE SIX MONTHS ENDED JUNE 30, 1999
                         (in thousands of U.S. dollars)
                                   (unaudited)


                                                                                                     PRO FORMA
                                                                 HISTORICAL                         ADJUSTMENTS     PRO FORMA
                                                         COMPANY             DPI       COMBINED       (NOTE 2)     CONSOLIDATED
                                                   -------------   -------------  -------------   -------------  --------------
REVENUE
Systems                                            $      41,309   $              $      41,309   $              $      41,309
Films                                                     19,066                         19,066                         19,066
Other                                                     10,626          12,753         23,379                         23,379
                                                   -------------   -------------  -------------   -------------  -------------
                                                          71,001          12,753         83,754                         83,754

COSTS AND EXPENSES                                        38,757          11,867         50,624   (d)       (38)        50,586
                                                   -------------   -------------  -------------   -------------- -------------

GROSS MARGIN                                              32,244             886         33,130              38         33,168

Loss from equity accounted investees                         162                            162                            162
Selling, general and administrative expenses              16,258           3,321         19,579   (d)       (13)        19,566
Research and development                                   1,287             893          2,180                          2,180
Amortization of intangibles                                  945             233          1,178   (a)      (233)         1,584
                                                                                                  (b)       436
                                                                                                  (c)       203
                                                   -------------   -------------  -------------   -------------  -------------
EARNINGS (LOSS) FROM OPERATIONS                           13,592          (3,561)        10,031            (355)         9,676

Interest income                                            5,269                          5,269                          5,269
Interest expense                                         (11,014)           (806)       (11,820)  (e)       806        (11,014)
Foreign exchange gain (loss)                                 213                            213                            213
                                                   -------------   -------------  -------------   -------------  -------------

EARNINGS (LOSS) BEFORE INCOME TAXES AND MINORITY
INTEREST                                                   8,060          (4,367)         3,693            451           4,144
Provision for income taxes                                (3,144)                        (3,144)  (f)     1,044         (2,100)
                                                   --------------  -------------  --------------  -------------  --------------

NET EARNINGS (LOSS) BEFORE MINORITY INTEREST               4,916          (4,367)           549           1,495          2,044
Minority interest                                           (707)                          (707)                          (707)
                                                   --------------  -------------  --------------  -------------  --------------

NET EARNINGS (LOSS)                                $       4,209  $      (4,367)  $        (158)  $       1,495  $       1,337
                                                    ============   =============   =============   ============   ============

NET EARNINGS (LOSS) PER SHARE
   Basic                                           $        0.14                                                 $         0.05
   Diluted                                         $        0.14                                                 $         0.04
WEIGHTED AVERAGE NUMBER OF SHARES
   Basic                                                  29,581                                                        29,581
   Diluted                                                30,435                                                        30,435

                                IMAX CORPORATION

                 PRO FORMA CONSOLIDATED STATEMENTS OF OPERATIONS
    IN ACCORDANCE WITH UNITED STATES GENERALLY ACCEPTED ACCOUNTING PRINCIPLES
                      FOR THE YEAR ENDED DECEMBER 31, 1998
                         (in thousands of U.S. dollars)
                                   (unaudited)


                                                                                                     PRO-FORMA
                                                                 HISTORICAL                         ADJUSTMENTS     PRO FORMA
                                                         COMPANY             DPI       COMBINED       (NOTE 2)     CONSOLIDATED
                                                   -------------   -------------  -------------   -------------  --------------
REVENUE
Systems                                            $     140,874   $              $     140,874   $              $     140,874
Films                                                     30,824                         30,824                         30,824
Other                                                     18,657          32,357         51,014                         51,014
                                                   -------------   -------------  -------------   -------------  -------------
                                                         190,355          32,357        222,712                        222,712

COSTS AND EXPENSES                                       111,784          29,569        141,353   (d)       (78)       141,275
                                                   -------------   -------------  -------------   -------------- -------------

GROSS MARGIN                                              78,571           2,788         81,359              78         81,437

Loss from equity accounted investees                       6,763                          6,763                          6,763
Selling, general and administrative expenses              38,777           6,813         45,590   (d)       (27)        45,563
Research and development                                   2,745           1,966          4,711                          4,711
Amortization of intangibles                                5,948             797          6,745   (a)      (797)
                                                                                                  (b)       900
                                                                                                  (c)       420          7,268
                                                   -------------   -------------  -------------   -------------  -------------
EARNINGS (LOSS) FROM OPERATIONS                           24,338          (6,788)        17,550            (418)        17,132

Interest income                                            5,320                          5,320                          5,320
Interest expense                                         (14,646)         (1,161)       (15,807)  (e)     1,161        (14,646)
Foreign exchange gain                                        588                            588                            588
                                                   -------------   -------------  -------------   -------------  -------------

EARNINGS (LOSS) BEFORE INCOME TAXES AND MINORITY
INTEREST                                                  15,600          (7,949)         7,651             743          8,394
Provision for income taxes                                (9,810)                        (9,810)  (f)     1,892         (7,918)
                                                   --------------  -------------  --------------  -------------  --------------

EARNINGS (LOSS) BEFORE MINORITY INTEREST                   5,790          (7,949)        (2,159)          2,635            476
Minority interest                                         (1,895)                        (1,895)                        (1,895)
                                                   --------------  -------------  --------------  -------------  --------------

EARNINGS (LOSS) BEFORE EXTRAORDINARY ITEM                  3,895          (7,949)        (4,054)          2,635         (1,419)
Extraordinary loss on early retirement of debt,
  net of income tax benefit of $ 1,588                    (2,095)                        (2,095)                        (2,095)
                                                   --------------  -------------  --------------- -------------  --------------

NET EARNINGS (LOSS)                                $       1,800   $      (7,949) $      (6,149)  $       2,635  $      (3,514)
                                                    ============    =============  =============   ============   =============

EARNINGS (LOSS) PER SHARE
EARNINGS (LOSS) BEFORE EXTRAORDINARY ITEM
   Basic                                           $        0.10                                                 $       (0.05)
   Diluted                                         $        0.09                                                 $       (0.05)
NET EARNINGS (LOSS)
   Basic                                           $        0.03                                                 $       (0.12)
   Diluted                                         $        0.03                                                 $       (0.12)
WEIGHTED AVERAGE NUMBER OF SHARES
   Basic                                                  29,281                                                         29,281
   Diluted                                                30,474                                                         29,281

                                IMAX CORPORATION
             NOTES TO PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
   FOR THE SIX MONTHS ENDED JUNE 30, 1999 AND THE YEAR ENDED DECEMBER 31, 1998
                                (in U.S. dollars)
                                   (unaudited)

1.       ACQUISITION

         On September 3, 1999, the Company paid $27.2 million to acquire all of the Ordinary and Preference Shares of DPI in an acquisition accounted for as a purchase. The excess of the purchase price over the book value of the net assets acquired has been allocated to assets and liabilities to record them at their preliminary estimated fair values at September 3, 1999 as follows:



                                                                         000's
                                                                 -------------

         Cash                                                    $       1,526
         Accounts receivable                                             3,875
         Inventory                                                       6,771
         Capital assets                                                  3,056
         Other assets                                                    4,000
         Accounts payable and accrued liabilities                      (11,104)
         Deferred income tax                                             1,714
         Goodwill                                                       17,412
                                                                 -------------
                                                                 $      27,250
                                                                 =============

2.       PRO FORMA ADJUSTMENTS

         The unaudited pro forma consolidated statements of operations for the six months ended June 30, 1999 and the year ended December 31, 1998 reflect:

(a) the elimination of the amortization of DPI's acquired goodwill of $233,000 and $797,000 respectively;

(b) the amortization of goodwill on a straight line basis over 20 years being $436,000 and $900,000 respectively;

(c) the amortization of other assets on a straight line basis over 7 and 13 years, being $203,000 and $420,000 respectively;

(d) a decrease in the amortization of capital assets on a straight line basis over 5 years, being $51,000 and $105,000 respectively;

(e) the elimination of interest expense of $806,000 and $1,161,000 respectively on DPI's long-term debt extinguished at acquisition; and,

(f) the tax effect of the above entries and the tax effect of the six month and annual loss of DPI not previously tax effected.

                                   SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                             IMAX CORPORATION




Date:  November 16, 1999                     By: / S / John M. Davison
-------------------------                        ----------------------
                                                 John M. Davison
                                                 Chief Operating Officer and
                                                 Chief Financial Officer
                                                 (Principal Financial Officer)


                                             By: / S /  Mark J. Thornley
                                                 ----------------------
                                                 Mark J. Thornley
                                                 Vice President, Finance
                                                 (Principal Accounting Officer)